Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report on OraLabs Holding Corp. dated April 9, 2004 in the two Registration Statements on Form S-8 (originally filed in July 1997 and January 2002, respectively) as included in the OraLabs Holding Corp.'s Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in such Registration Statements





                  /s/  Ehrhardt Keefe Steiner & Hottman PC
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                       Ehrhardt Keefe Steiner & Hottman PC



April 14, 2004
Denver, Colorado